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                                                                Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in that certain Registration Statement on Form s-8 of Merck & Co., Inc., file number #33-64665, of our report dated May 24, 1996 appearing on page 2 of the Report of the Astra Merck Inc. Employee Savings and Security Plan in this Form 11-K for the year ended December 31, 1995.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Philadelphia, PA

June 24, 1996